SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 25, 2007
SLM CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	File No. 001-13251 (Commission File Number)	52-2013874 (IRS Employer Identification Number)

12061 Bluemont Way, Reston, Virginia (Address of principal executive offices)	20190 (zip code)
Registrant’s telephone number, including area code: (703) 810-3000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          At its meeting on January 25, 2007, the Compensation and Personnel Committee of the Board of Directors of SLM Corporation (the “Compensation Committee” or “Committee”), in consultation with the Board of Directors, took the following actions regarding executive compensation.
2007 Bonus Plan
          The Compensation Committee established the performance bonus plan for 2007 (“2007 Bonus Plan”) under the shareholder-approved SLM Corporation Incentive Plan. Named Executive Officers and other members of executive management are eligible for the 2007 Bonus Plan described below.
          Under the 2007 Bonus Plan, the Committee will determine bonus compensation in January 2008 based on corporate and individual performance throughout 2007. The total amount of bonus compensation to be awarded under the 2007 Bonus Plan will be determined based on the extent to which the goals for the corporate performance categories set forth below are achieved. Individual awards will be based primarily on individual performance. Individual performance goals vary by position and include goals set within various business units.
          The Committee set the corporate performance goals after consideration of the 2007 business plan. The goals are directly related to key components of the 2007 business plan. The categories for each corporate goal and its relative weighting in the overall performance score are as follows:

Categories for Corporate Goals	Weighting

“Core earnings” earnings per share growth	25%
Loan acquisition growth	20%
“Core earnings” fee income growth	15%
“Core earnings” operating efficiency ratio	20%
Student loan spread before loan loss provision	20%

          The numeric goals for each category are set above the business plan goals. Thus, in order to achieve the corporate performance goals for the 2007 Bonus Plan, the 2007 business plan goals need to be exceeded.
          The Committee set maximum bonus amounts for executive officers. The maximum bonus amount set for the Chief Executive Officer is four times his base salary. The maximum bonus amount set for other executive officers ranges from 3.0 to 2.5 of their base salaries.
          In order to allow for the tax deductibility of bonuses paid, the 2007 Bonus Plan set a maximum bonus that may be earned by any individual in a given year. The maximum individual bonus is the lesser of $5 million and 1 percent of the Corporation’s “core earnings” net income for the year. The Committee will then use its discretion, as described above, and pay individual bonuses no more than that amount.
          At least 40 percent of each executive officer’s after-tax annual bonus will be awarded in the form of SLM common stock.
          The Committee also added a “clawback” provision to the 2007 Bonus Plan. Under this provision, if the Board of Directors, or an appropriate committee thereof, determines that any fraud or intentional misconduct by an officer at the level of Senior Vice President or above was a significant contributing factor to the Corporation having to restate all or a portion of its financial statements, the Board or committee shall, to the extent permitted by governing law, require reimbursement of the bonus awarded under the 2007 Bonus Plan to the extent the timing of the payment and the amount of the bonus were related to the false financial statement.

Stock-Based Compensation Awards
          On January 26, 2006, the Compensation Committee adopted a form of award of performance stock (the “Performance Stock”). On January 25, 2007, the Compensation Committee approved two modifications to the form of award, effective beginning with grants made in 2007. The first modification adds a “clawback” provision, similar to the provision described above regarding the 2007 Bonus Plan. Under this provision, if the Board of Directors of the Corporation, or an appropriate committee thereof, determines that any fraud or intentional misconduct by an officer at the level of Senior Vice President or above was a significant contributing factor to the Corporation having to restate all or a portion of its financial statements, the Board or committee shall, to the extent permitted by governing law, require reimbursement of any compensation resulting from the vesting of Performance Stock to the extent the vesting event is determined to be related to the filing of the false financial statement. A “clawback” provision was also added to the form of award of stock options effective beginning with grants made in 2007.
          The second modification to the form of award of Performance Stock is with regard to dividends declared on Performance Stock. Dividends declared will be subject to the same risk of forfeiture as the underlying Performance Stock and will become payable when the underlying Performance Stock vests.
Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
          On January 25, 2007, the Board of Directors of SLM Corporation approved two amendments to the Corporation’s bylaws. The first amendment is to Article III, Section 2 of the bylaws. This amendment adopts a majority vote standard for the election of directors in the case of uncontested elections. Under the majority vote standard, a director nominee must receive a majority of the votes cast such that the number of votes cast “for” the nominee exceeds the number of votes cast “against” the nominee. A plurality vote standard is retained for the election of directors in the event of a contested election. The Corporation’s cumulative voting provision continues to apply in the case of all elections of directors.
          The bylaw amendment further provides that the Nominations and Governance Committee will establish procedures under which an incumbent director nominee will offer to tender his or her resignation and such resignation will be effective if the incumbent director nominee is not re-elected to the Board and his or her resignation is accepted by the Board.
           As required under the Corporation’s bylaws, the amendment will be effective upon the Corporation’s next meeting of shareholders scheduled for May 17, 2007 and therefore will take effect with the Corporation’s annual election of directors in 2008.
          The second amendment is to Article V of the bylaws. This amendment provides for the issuance of shares of SLM capital stock in electronic or “book entry” format. As required under the Corporation’s bylaws, this amendment will be effective upon the Corporation’s next meeting of shareholders scheduled for May 17, 2007.
SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION
By:	/s/ C.E. Andrews
Name:	C.E. Andrews
Title:	Executive Vice President, Accounting and Chief Financial Officer

Dated: January 31, 2007

SLM CORPORATION
Form 8-K
CURRENT REPORT
EXHIBIT INDEX

Exhibit No.	Description
3.1	SLM Corporation Text of By-Laws amendment effective May 17, 2007